EXHIBIT 1.1

                                                                EXECUTION COPY


                                  $350,000,000

                    LABORATORY CORPORATION OF AMERICA HOLDINGS

                     5 1/2% Senior Notes due February 1, 2013


                               PURCHASE AGREEMENT
                               ------------------

                                                              January 28, 2003

CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
UBS WARBURG LLC
WACHOVIA SECURITIES, INC.
SUNTRUST CAPITAL MARKETS, INC.
U.S. BANCORP PIPER JAFFRAY INC.,
  As Representatives of the Several Purchasers,
    c/o Credit Suisse First Boston LLC,
      Eleven Madison Avenue,
        New York, NY 10010-3629

Dear Sirs:

     1. Introductory. Laboratory Corporation of America Holdings, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") U.S.$350,000,000 principal amount of its 5 1/2% Senior Notes due February 1, 2013 ("Offered Securities") to be issued under an indenture dated as of January 31, 2003 (the "Indenture"), between the Company and Wachovia Bank, National Association, as Trustee on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the "Securities Act"), and hereby agrees with the several Purchasers as follows:

     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith among the Company and the Purchasers (the "Registration Rights Agreement"), pursuant to which the Company agrees to file a registration statement with the Securities Exchange Commission (the "Commission") registering the issuance of Exchange Securities (as defined herein) in exchange for the Offered Securities or, under the circumstances described herein, the resale of the Offered Securities under the Securities Act.

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

           (a) A preliminary offering circular and an offering circular relating to the Offered Securities have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as supplemented as of the date of this Agreement, together with the documents incorporated therein by reference and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC ("CSFB") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934
     (the "Exchange Act"), taken together, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

           (b)  [intentionally deleted]

           (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified individually or in the aggregate would not have a material adverse effect on the business, financial condition, properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

           (d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified individually or in the aggregate would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

           (e) The Indenture has been duly authorized; the Offered Securities have been duly authorized; and assuming due authorization, execution and delivery of the Indenture and authentification of the Offered Securities, in accordance with the Indenture, by the Trustee, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document; and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

           (f) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company, except for the filing of the Exchange Offer Registration or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) and the order of the Commission declaring such registration statement effective and such consents, approvals, authorizations, orders or filings under state securities or Blue Sky laws that the failure to obtain would not individually or in the aggregate (i) have a Material Adverse Effect or
     (ii) adversely affect in a material respect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or would otherwise be material in the context of the sale of the Offered Securities.

           (g) The execution, delivery and performance of the Indenture, this Agreement, the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, except in the case of clause (i) or (ii), any such breach, violation or default that would not (x) individually or in the aggregate have a Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company.

           (h) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

           (i) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that individually or in the aggregate would have a Material Adverse Effect or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

           (j) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

           (k) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

           (l) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.(m) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim.

           (n) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

           (o) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the pro forma financial statements included in the Offering Document were prepared in accordance with the applicable requirements of the Securities Act and the rules and regulations thereunder and include all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of operations for the respective periods specified.

           (p) Except as disclosed in the Offering Document, (i) since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole whether or not arising in the ordinary course of business; (ii) there have been no transactions entered into by the Company or any of its subsidiaries which are material to the Company and its subsidiaries, taken as a whole, other than those entered into in the ordinary course of business or in connection with the offering of the Offered Securities; (iii) except for changes occurring in connection with the offering of the Offered Securities or pursuant to the issuance or exercise of options pursuant to the Company's stock option or other employment benefit plans described in the Offering Document or conversion of outstanding securities described in the Offering Document, there has been no material change in the capital stock of the Company or any of its subsidiaries; and (iv) except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its wholly owned subsidiaries on any class of its capital stock.

           (q)  The Company is subject to the reporting requirements of either
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

           (r) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be, an "investment company" as defined in the Investment Company Act.

           (s) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

           (t) Assuming the accuracy of the representations of the Purchasers in Section 4 hereof and the due performance by the Purchasers of the covenants and agreements set forth in Section 4 hereof, the offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

           (u) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities
     Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 98.599% of the principal amount thereof plus accrued interest, if any, from January 31, 2003 to the Closing Date (as hereinafter defined) the respective principal amounts set forth opposite the names of the several Purchasers in Schedule A hereto. The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFB and the Company drawn to the order of the Company at the office of Cravath, Swaine & Moore at 10 A.M. (New York time), on January 31, 2003, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

     4.  Representations by Purchasers; Resale by Purchasers.

     (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

      (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell, the Offered Securities to only to Qualified Institutional Buyers in accordance with Rule 144A ("Rule 144A") and to certain offshore persons in reliance on Regulation S. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S and Rule 144A. Terms used in this subsection (b) have the meanings given to them by Regulation S.

           (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

           (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

      (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in ircumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

           (a) The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFB's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

           (b) The Company will furnish to CSFB copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB requests, and the Company will furnish to CSFB on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants.  At any time when the Company is not subject to
     Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

           (c) The Company will use its best efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

           (d) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFB, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Securities.

           (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them otherwise than pursuant to an effective registration statement under the Securities Act.

           (f) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

           (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities, and as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, (vi) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, and (vii) expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will reimburse the Purchasers for all expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

           (h) In connection with the offering, until CSFB shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

           (i) For a period of 30 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

     6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

           (a) The Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

                (i) In their opinion the financial statements and schedules examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document and in the Exchange Act Reports;

              (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                          (A) the unaudited financial statements included in
                    the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                          (B) the unaudited consolidated net sales, net
                    operating income, net income and net income per share amounts for the nine-month periods ended September 30, 2001, and September 30, 2002, included in the Offering Document do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                          (C) at the date of the latest available balance
                    sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                          (D) for the period from the closing date of the
                    latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Offering Document, in consolidated net sales, net operating income consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges; except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter; and

                          (iv) they have compared specified dollar amounts (or
                    percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                          (v) on the basis of a reading of the pro forma
                    financial statements, carrying out certain specified procedures, reading of minutes, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma consolidated financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilations of such statements or on the pro forma basis described in the notes thereto.

           (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities on the terms and in the manner described in the Offering Document; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or, New York authorities;
     (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities on the terms and in the manner described in the Offering Document.

           (c) The Purchasers shall have received an opinion, dated such Closing Date, of Hogan & Hartson L.L.P., counsel for the Company, that:

                (i) The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware.

                (ii) The Company has the corporate power to execute, deliver and perform this Agreement, the Indenture and the Registration Rights Agreement. The execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Rights Agreement have been duly authorized by all necessary corporate action of the Company.

                (iii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms.

                (iv) The Offered Securities have been duly authorized and executed by the Company and, assuming due authentication by the Trustee and payment therefor, are duly issued and delivered by the Company and constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

                (v) This Agreement and the Registration Rights Agreement have been duly executed and delivered on behalf of the Company.

                (vi) The execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Rights Agreement do not (i) require any approval of its stockholders which has not been obtained, (ii) violate the General Corporation Law of the State of Delaware, as amended, or the Certificate of Incorporation of the Company or the Bylaws of the Company, (iii) violate any federal statute or regulation covered by such letter, or (iv) to the best of such counsel's knowledge, violate any court or administrative order, judgment or decree that names the Company and is specifically directed to it or any of its property.

                (vii) Based upon and assuming the accuracy of the representations and warranties, and assuming due performance of the covenants and agreements, of the Company and the Purchasers contained in this Agreement, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Purchasers under this Agreement, or in connection with the initial resale of the Offered Securities in accordance with this Agreement and the Offering Document, to register the Offered Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939; it being understood that no opinion need be expressed as to any resale of an Offered Security subsequent to such initial resale thereof by the Purchasers.

                (viii) The Offered Securities conform to the summary of the terms thereof contained in the Offering Document under the caption "Description of the Notes".

                (ix) In addition to the matters set forth above, such letter shall also contain a statement of such counsel to the effect that: while counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements in the Offering Document, no facts have come to such counsel's attention which have resulted in such counsel having concluded that the Offering Document, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the financial statements and supporting schedules and other financial information and data included in or omitted from the Offering Document.

           (d) The Purchasers shall have received an opinion, dated such Closing Date, of David P. King, General Counsel of the Company, that:

                (i) The Company and each subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as described in the Offering Document and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                (ii) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement by the Company (a) have been duly authorized by all requisite corporate and, if required, stockholder action of the Company and
           (b) will not (i) violate (A) any provision of law, statute, rule or regulation of the United States of America or the Delaware General Corporation Law or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Company or any subsidiary is a party or by which any of them or any of their property is bound, the effect of which could reasonably be expected to result in a Material Adverse Effect or would adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or would otherwise be material in the context of the sale of the Offered Securities, (ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, the effect of which could reasonably be expected to result in a Material Adverse Effect or would adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or would otherwise be material in the context of the sale of the Offered Securities or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned by the Company or any subsidiary.

                (iii) No action, consent or approval of, registration or filing with or any other action by any United States federal Governmental Authority, or to the extent required under state law, any state Governmental Authority, is required for the due execution, delivery and performance by the Company of this Agreement, the Indenture or the Registration Rights Agreement, except for the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement and the order of the Commission declaring such registration statement effective.

                (iv) There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened or, to the best of such counsel's knowledge contemplated, against or affecting the Company or any Subsidiary that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement or which are otherwise material in the context of the sale of the Offered Securities.

                (v) The descriptions in the Offering Document of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown.

           (e) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities and the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

           (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

           (g) The Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, any preliminary offering circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to such Purchaser.

      (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: (i) the over-allotment and stabilizing descriptions appearing in the ninth paragraph under the caption "Plan of Distribution" and (ii) the following information in the Offering Document furnished on behalf of the Purchasers: the information appearing in the tenth paragraph under the caption "Plan of Distribution"; provided however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes
(i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault or failure to act by or on behalf of any indemnified party.

      (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection
(d) to contribute are several in proportion to their respective purchase obligations and not joint.

      (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or
(vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston LLC, One Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 358 South Main Street, Burlington, North Carolina 27215, Attention: Chief Legal Officer; provided, however, that any notice to a Purchaser pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

     12. Representation of Purchasers. CSFB will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFB will be binding upon all the Purchasers.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.


     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                         Very truly yours,


                                        LABORATORY CORPORATION OF AMERICA
                                        HOLDINGS


                                          By /s/ Bradford T. Smith
                                             -----------------------------
                                             Bradford T. Smith

The foregoing Purchase Agreement is hereby con-firmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

BANC OF AMERICA SECURITIES LLC
UBS WARBURG LLC
WACHOVIA SECURITIES, INC.
SUNTRUST CAPITAL MARKETS, INC.
U.S. BANCORP PIPER JAFFRAY INC.

     Acting on behalf of themselves and as the Representatives of the several Purchasers.

BY  CREDIT SUISSE FIRST BOSTON LLC


By  /s/ Michael J. Wiggins
   --------------------------------
   Michael J. Wiggins
   Director

                                   SCHEDULE A




                                                    Principal Amount of
Purchaser                                           Offered Securities
---------                                           -------------------

Credit Suisse First Boston LLC......................    $166,250,000

Banc  of America Securities LLC.....................      52,500,000

UBS Warburg LLC.....................................      52,500,000

Wachovia Securities, Inc. ..........................      52,500,000

SunTrust Capital Markets, Inc. .....................      17,500,000

U.S. Bancorp Piper Jaffray Inc. . ..................       8,750,000




                                                     -----------------
                Total...............................    $350,000,000
                                                     =================